SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

AMENDMENT NO. 1

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2013

AFRICAN COPPER CORPORATION

formerly known as NEW YORK TUTOR COMPANY

(Exact Name of Registrant as Specified in Charter)

Nevada	333-176119	90-0723747
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Ground Floor, Liesbeek House, River Park, Gloucester Road,

Mowbray, Cape Town 7700 South Africa

(Address of principal executive offices)

+27 (0)21 680 5207

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entries into a Material Definitive Agreement

Effective on April 4, 2013, African Copper Corporation, formerly known as New York Tutor Company, a Nevada corporation (the "Company") entered into a Mineral Claims Purchase Agreement (the “Agreement") with Guerrero Exploration, Inc., an Alberta corporation (Guerrero), whereby the Company acquired all right, title and interest in and to certain unpatented mineral claims located in northwestern Botswana, Africa, and more particularly described in Section 1.1 of the Agreement and Schedule A attached thereto (collectively the “Property”).  The Company acquired the Property for aggregate consideration in the amount of $850,000. A copy of the Agreement is attached hereto and incorporated herein as Exhibit 10.1.

Effective April 19, 2013, the Company changed its name to African Copper Corporation.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 4, 2013, the Company completed the acquisition of the Property from Guerrero Exploration, Inc., which, through its locally wholly-owned subsidiaries, is the legal and beneficial owner of the Property located in northwestern Botswana, Africa. Pursuant to the Agreement (as described above under Item 1.01) Guerrero has sold, and the Company has purchased, the Property for the aggregate consideration of $850,000 payable as follows: (i) a non-refundable deposit in the amount of $80,600 already paid, (ii) with the balance of the purchase price to be paid by the Company upon registration and consent of the Botswana minerals registration authority of the transfer documentation, which the Company undertakes to effect as soon as possible but in any event within 180 days of the execution of the Agreement. The balance of the aggregate consideration due in the amount of $769,400 ($850,000 less non-refundable deposit paid) is comprised of, (a) an amount of $419,400 in cash, (b) assumption of trade payables of US$200,000 of Pinette Pty and Bonnyridge Pty (wholly owned subsidiaries of Guerrero), and (c) assumption of up to US$150,000 for geological consulting fees incurred on the exploration work programs on the Property by third party investors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto and incorporated herein as Exhibit 10.1

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this current report under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this current report. Forward-looking statements in this current report include, among others, statements regarding:

·

our capital needs;

·

business plans; and

·

expectations.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some of the risks and assumptions include:

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our need for additional financing and financing to conclude the acquisition of the Property;

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our limited operating history;

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our history of operating losses;

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our exploration activities may not result in commercially exploitable quantities of ore on our current or any future mineral properties;

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the risks inherent in the exploration for minerals such as geologic formation, weather, accidents, equipment failures and governmental restrictions;

·

the competitive environment in which we operate;

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changes in local and foreign governmental regulation and administrative practices;

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our dependence on key personnel;

·

conflicts of interest of our directors and officers;

·

our ability to fully implement our business plan;

·

our ability to effectively manage our growth; and

·

other regulatory, legislative and judicial developments.

We advise the reader that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Important factors that you should also consider, include, but are not limited to, the factors discussed under "Risk Factors" in this current report.

The forward-looking statements in this current report are made as of the date of this current report and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

REFERENCES

As used in this current report: (i) the terms "we", "us", "our", "Company" and the "Company" mean African Copper Corporation, formerly New York Tutor Company, a Nevada corporation; (ii) "SEC" refers to the United States Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

BUSINESS

Name, Incorporation and Principal Offices

African Copper Corporation, formerly New York Tutor Company was incorporated in the State of Nevada on April 6, 2011. The Company was originally founded by Professor Mark Simon to offer tutoring services in New York City. Current management has determined that a change in business direction and focus into the exploitation of mineral claims is in the best interest of the shareholders. We are an exploration stage enterprise, as defined in FASB ASC 915 "Development Stage Entities."

Our principal offices are located at Ground Floor, Liesbeek House, River Park, Gloucester Road, Mowbray, Cape Town 7700 South Africa, and our telephone number is +27 (0)21 680 5207; our fax number is +27 (0)21 680 5011. Our website is www.africancoppercorp.com

Overview

We are now engaged in the business of exploration of precious metals with a focus on the exploration and development of copper and other precious metals deposits in northwestern Botswana, Africa. Our mineral interests consist of exploration stage properties referred to above collectively as the Property and as further discussed below. We have not established any proven or probable reserves on our mineral property interests.

Mineral Claims Purchase Agreement

On April 4, 2013 the Company completed the acquisition of the Property from Guerrero Exploration, Inc., which, through its locally wholly-owned subsidiaries, is the legal and beneficial owner of the Property located in northwestern Botswana, Africa. Pursuant to the Agreement (as described above under Item 1.01) Guerrero has sold, and the Company has purchased, the Property for the aggregate consideration of $850,000 payable as follows: (i) a non-refundable deposit in the amount of $80,600 paid upon receipt of registerable claim transfer documentation (the “Closing”), (ii) with the balance of the purchase price to be paid by the Company upon registration and consent of the Botswana minerals registration authority of the transfer documentation, which the Company undertakes to effect as soon as possible but in any event within 180 days of the execution of the Agreement. The balance of the aggregate consideration due in the amount of $769,400 ($850,000 less non-refundable deposit paid) is comprised of, (a) an amount of $419,400 in cash, (b) assumption of trade payables of US$200,000 of Pinette Pty and Bonnyridge Pty (wholly owned subsidiaries of Guerrero), and (c) assumption of up to US$150,000 for geological consulting fees incurred on the exploration work programs on the Property by third party investors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto and incorporated herein as Exhibit 10.1

Proposed Future Business Operations

Our current strategy is to complete further acquisitions of other mineral property opportunities which fall within the criteria of providing a geological basis for development of mining initiatives that can provide near term revenue potential and production cash flows to create expanding reserves. We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on successfully concluding negotiations for additional interests in mineral properties. We plan to build a strategic base of producing mineral properties.

Our ability to continue to complete planned exploration activities and expand acquisitions and explore mining opportunities is dependent on adequate capital resources being available and further sources of debt and equity being obtained. However, there can be no assurance that further sources of debt or equity will be available or on acceptable terms.

Development of Mineral Properties

The requirement to raise further funding for mineral exploration and development for the next twelve months and beyond may be dependent on the outcome of geological and engineering testing occurring over this interval on potential properties. If future results provide the basis to continue development and geological studies indicate high probabilities of sufficient mineral production quantities, we will attempt to raise capital to further our programs, build production infrastructure, and raise additional capital for further acquisitions. This includes the following activity:

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Target further leases for exploration potential and obtain further funding to acquire new development targets.

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Review all available information and studies.

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Digitize all available factual information.

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Determine feasibility and amenability of extracting the minerals.

·

 Create investor communications materials, corporate identity.

·

Raise funding for mineral development and exploitation.

Competition

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking metal and mineral based exploration properties throughout the world together with the equipment, labor and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime metal and minerals exploration prospects and then exploit such prospects. Competition for the acquisition of metal and minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable metal and minerals exploration properties will be available for acquisition and development.

Minerals Exploration Regulation

Our minerals exploration activities are, or will be, subject to extensive foreign laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Minerals exploration is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations. In general, our exploration and production activities are subject to certain foreign regulations and may be subject to federal, state, and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations does not appear to have a future material effect on our operations or financial condition to date. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. However, such laws and regulations, whether foreign or local, are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry and our current operations have not expanded to a point where either compliance or cost of compliance with environmental regulation is a significant issue for us. Costs have not been incurred to date with respect to compliance with environmental laws but such costs may be expected to increase with an increase in scale and scope of exploration.

Minerals exploration operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our business operations. Minerals exploration operations are subject to foreign, federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Minerals exploration operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. As of the date of this Annual Report, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

Research and Development Activities

No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past three years.

Employees

We do not employ any persons on a full-time or on a part-time basis. Andrew Stone is our President/Chief Executive Officer/Interim Chief Financial Officer/Director. Mr. Stone is primarily responsible for all our day-to-day operations. Other services will be provided by outsourcing, consultants, and special purpose contracts.

Subsidiaries and Plan of Merger

The Company had one previously existing subsidiary. Pursuant to an "Agreement and Plan of Merger" dated for effect April 4, 2013, the Company's prior subsidiary named African Copper Corp., a Nevada Corporation (the "Subsidiary) was agreed to be merged with and into the Company (the "Parent") in accordance with the applicable laws of the State of Nevada (the “Merger”). The separate existence of Subsidiary shall cease, and Parent shall be the surviving corporation (the “Surviving Corporation”) and shall be governed by the laws of the State of Nevada and change its name from the New York Tutor Company to African Copper Corporation.  The Articles of Merger pursuant to the Nevada Revised Statutes Chapter 92A was filed with the office of the Nevada Secretary of State to amend the articles of the Surviving Corporation to change the name of this corporation to African Copper Corporation with an effective date and time of filing of April 19, 2013. The name and symbol change request was submitted for review to the Financial Industry Regulatory Authority (“FINRA”).  The Agreement and Plan of Merger and Articles of Merger were filed with the Securities and Exchange Commission on Current Report Form 8-K on April 16, 2013 pursuant to Section 13 or 15(D) of the Securities Act of 1934 and such filing is incorporated by reference to this Form 8-K.

Proposed Botswana Subsidiary

The Company plans to incorporate a wholly owned subsidiary domiciled in the country of Botswana to hold the Property pursuant to ownership laws relating to Botswana mineral property interests.  The Company will make application to the Botswana Department of Geological Surveys to transfer the Property to the Company's contemplated wholly owned Botswana subsidiary.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this current report in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We will need to raise additional financing to complete exploration on our properties.

We will require significant additional financing in order to continue our exploration activities. Furthermore, if the costs of any planned exploration programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these required funds, or on terms satisfactory to us. The continued exploration of current and future mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our precious metal and mineral properties and to ultimately develop cash flow from operations and reach profitable operations.

We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity and short term debt. We presently believe that large amounts of debt financing will not be an alternative to us. Alternatively, we may finance our business by offering an interest in any of our mineral properties to be earned by another party or parties carrying out further exploration and development thereof or to obtain project or operating financing from financial institutions, neither of which is presently intended. If we are unable to obtain this additional financing, we will not be able to continue our exploration activities or complete our planned acquisition, and our assessment of the commercial viability of our precious metal and mineral properties. Further, if we are able to establish that development of our current or future precious metal and mineral properties is commercially viable, our inability to raise additional financing at this stage would result in our inability to place our mineral properties into production and recover our investment. We may not discover commercially exploitable quantities of precious metals or minerals on our current or future properties that would enable us to enter into commercial production, and achieve revenues and recover the money we spend on exploration.

Our mineral properties do not contain reserves in accordance with the definitions adopted by the Securities and Exchange Commission, and there is no assurance that any exploration programs that we carry out or plan to carry out will establish reserves. We plan to conduct exploration activities on our mineral properties, which exploration may include the  completion of feasibility studies necessary to evaluate whether a commercial mineable mineral exists on any of our properties. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of minerals. Any determination that our properties contain commercially recoverable quantities of minerals may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economic. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral properties can be commercially developed.

Our exploration activities on our mineral properties may not be commercially successful, which could lead us to abandon our plans to develop the property and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on our mineral properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of mineral exploration is determined in part by the following factors:

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identification of potential mineralization based on superficial analysis;

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availability of government-granted exploration permits;

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the quality of management and geological and technical expertise; and

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the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop processes to extract minerals, and to develop the mining and processing facilities and infrastructure at any chosen site. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on any of our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of precious metals or minerals on our properties.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that our inception was April 6, 2011 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance. In addition, we only recently altered our business direction and acquired the primary minerals exploration prospects and have limited experience in early stage exploration efforts.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the exploration stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred net losses totaling approximately $121,636 from inception (April 6, 2011) to April 30, 2012. As of April 30, 2012, we had an accumulated deficit of $121,636 and incurred net losses of approximately $106,828 during the fiscal year ended April 30, 2012. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that: (i) the costs to acquire additional mineral exploration claims are more than we currently anticipate; (ii) exploration and or future potential mining costs for additional claims increase beyond our expectations; or (iii) we encounter greater costs associated with general and administrative expenses or offering costs.

Future participation in an increased number of minerals exploration prospects will require substantial capital expenditures.

The uncertainty and factors described throughout this section may impede our ability to economically discover, acquire, develop and/or exploit mineral prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

The financial statements for the fiscal years ended April 30, 2012, and April 30, 2011 have been prepared assuming that we will continue as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our exploration programs will be greatly limited. Our current plans require us to make capital expenditures for the exploration of our minerals exploration properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a large number of variables including but not limited to exploration results, potential for production, world economic factors, availability of investment capital, supply and demand of precious metals, and the market prices of certain minerals. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional precious metals and minerals exploration properties.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods which may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We are relatively a new entrant into the precious metals and minerals exploration and development industry without profitable operating history.

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring a very limited number of properties. As a result, there is limited information regarding production or revenue generation. As a result, our future revenues may be limited. The business of minerals exploration and development is subject to many risks and if gold or other precious metals or other minerals are found in economic production quantities, the potential profitability of future possible mining ventures depends upon factors beyond our control. The potential profitability of mining mineral properties if economic quantities of minerals are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected grades of minerals; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and development and, if applicable, mining could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

We are not currently engaged in mining operations because we are in the exploration phase and have not yet proved any minerals reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

Mineral exploration and development is subject to extraordinary operating risks. We currently do not insure against these risks. As a result of an uninsured event our liability may exceed our resources, which would adversely impact us.

Experience, knowledge and careful evaluation may not be able to overcome the many risks associated with exploration, development and production. Our operations are always subject to inherent hazards and risks in the exploration for mineral resources. Discovery of a mineral resource in commercially exploitable quantities, could subject our operations to all of the inherent hazards and risks associated with the development and production of resources, including liability for pollution, cave-ins or similar hazards, or even political and military backed insurrection, against which we cannot or may not elect to insure. Such events may result in work stoppages and damage to property, including damage to the environment. It is not always possible to obtain insurance against all such risks and we may decide not to insure against certain risks as a result of high premiums or other reasons. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial conditions, results of operations and cash flows and could lead to a decline in the value of our securities. Currently, we do not maintain adequate insurance coverage against operating hazards. Payment for any liability that arises from such occurrences may have a material adverse effect on us.

The mineral exploration and mining industry is highly competitive and there is no assurance that we will be successful in acquiring mineral claims or properties.

The mineral exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce certain minerals, but also market certain minerals and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive mineral properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low mineral market prices. Our larger competitors may be able to absorb the burden of present and future foreign, federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover productive prospects in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing mineral properties.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, economic and political trends, market fluctuations in commodity pricing and demand, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of certain minerals and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

There can be no assurance that the interests we hold in our exploration properties are free from defects.

We have investigated our rights to explore and exploit our mineral properties and, to the best of our knowledge, those rights are in good standing but no assurance can be given that such rights will not be revoked, or significantly altered, to our detriment. There can also be no assurance that our rights will not be challenged or impugned by third parties.

Licenses and permits are subject to renewal and various uncertainties.

According to the exhibit to the Mineral Claims Purchase Agreement dated April 4, 2013 (refer to Schedule A of Exhibit 10.1 herein), our current "Pinette" mineral exploration licenses expire on September 30, 2013. Our "Bonnyridge"  mineral exploration licenses expired on  Sept. 30, 2012 but are under renewal with the Botswana Department of Geological Surveys. While we anticipate that renewals will be given as and when sought, there is no assurance that such renewals will be given as a matter of course and there is no assurance that a) new exploration conditions with significantly increased financial impact not be imposed in connection therewith, b) the claims be renewed in the same acreage size, or c) certain or all of the claims applied for may be withheld without further transfer.

Our business objectives may also be impeded by the costs of holding our mineral exploration licenses. License fees for mineral exploration licenses may be subject to substantial increases upon renewal. We will need to continually assess the mineral potential of each mineral exploration license, particularly if and when it must be renewed, to determine if the costs of maintaining the mineral exploration license are justified by the exploration results to date. We may require mining licenses in order to conduct mining operations or exploration permits and there can be no assurance that such licenses and permits will be obtained on terms favorable to us or at all.

Mineral mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our business operations.

If economic quantities of certain minerals are found on any lease owned by us in sufficient quantities to warrant mining operations, such mining operations are subject to foreign, federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Mineral mining operations are also subject to foreign, federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Minerals exploration and development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

Minerals exploration and development and potential mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Our global operations are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential mineral mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mineral mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance may increase with an increase in future scale and scope of operations.

We believe that our prior and future operations will comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

Any change in government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

Foreign currency fluctuations could affect expenses and any future earnings.

We plan to carry out exploration activities in Botswana that renders us subject to foreign currency fluctuations. While we minimize the risks associated with foreign currency fluctuations by holding essentially all of our cash and in U.S. dollars rather than the local currency, to the extent that our operations in Botswana are carried out using the local currency, any appreciation of such local currency relative to the U.S. dollar could have an adverse impact on our financial position.

We may be unable to enforce our legal rights in certain circumstances.

In the event of a dispute arising at or in respect of our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental entity or instrumentality because of the doctrine of sovereign immunity.

We may be unable to retain key employees or consultants or recruit additional qualified personnel .

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Andrew Stone, our President/Chief Executive Officer/Interim Chief Financial Officer and sole director. Further, we do not have key man life insurance on Mr. Stone. We may not have the financial resources to hire a replacement if any of our officers were to die. The loss of service could therefore significantly and adversely affect our operations.

Our sole officer and director may be subject to conflicts of interest.

Our sole officer and director serves only part time and is subject to conflicts of interest. Our sole executive officer and director serves only on a part time basis. He devotes part of his working time to other business endeavors, including consulting relationships with other corporate entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, our sole officer and director may be subject to conflicts of interest.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management team.

Changing laws, regulations, and standards relating to corporate governance and public disclosure including the Sarbanes-Oxley Act of 2002 (the "SOX") and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team, which has some experience operating U.S. public companies, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from our core revenue generating activities to compliance activities.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the US securities laws. The SEC, as required by Section 404 of the SOX, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of our internal controls over financial reporting. In addition, we may in the future be required to have an independent registered public accounting firm attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm, if required, may still decline to attest to our management's assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the SOX.

Risks Related to Our Common Stock

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain any earnings from our operations.

Our common stock is thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our common stock has historically been sporadically or "thinly-traded", meaning the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a thinly traded "float" and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our planned operations. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The trading price of our common stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock commenced trading on approximately November 23, 2012 on the OTC Bulletin Board and OTC Markets quotation systems and the trading price has fluctuated. In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our exploration efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations or completion of our acquisition; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 950,000,000 shares of common stock of which there are currently 810,000,00 shares issued and outstanding, and 50,000,000 shares of preferred stock, of which there are currently 0 shares issued and outstanding . The Board of Directors has the authority to issue additional shares of our capital stock up to the authorized amount to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, not including any equity in that person's or person's spouse's primary residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules promulgated by the SEC, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations .

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Since our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied the required holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading -volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions. Markets in the US and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally. The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Our sole director and officer is outside the United States with the result that it may be difficult for investors to enforce within the United States any judgments obtained against certain of our sole director or officer.

Our sole director and officer is a national and/or resident of South Africa, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada  any judgments obtained against us or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States.

FINANCIAL INFORMATION

Attached to this current report on Form 8-K are the audited financial statements for the fiscal year ended April 30, 2012 (the "Financial Statements").

Management's Discussion and Analysis

This Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements. You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms. These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements. Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

PLAN OF OPERATION

Our current strategy is to complete further acquisitions of other mineral property opportunities which fall within the criteria of providing a geological basis for development of mining initiatives that can provide near term revenue potential and production cash flows to create expanding reserves. We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on successfully concluding negotiations for additional interests in mineral properties. We plan to build a strategic base of producing mineral properties.

Our ability to continue to complete planned exploration activities and expand acquisitions and explore mining opportunities is dependent on adequate capital resources being available and further sources of debt and equity being obtained. However, there can be no assurance that further sources of debt or equity will be available or on acceptable terms.

The requirement to raise further funding for mineral exploration and development for the next twelve months and beyond may be dependent on the outcome of geological and engineering testing occurring over this interval on potential properties. If future results provide the basis to continue development and geological studies indicate high probabilities of sufficient mineral production quantities, we will attempt to raise capital to further our programs, build production infrastructure, and raise additional capital for further acquisitions. This includes the following activity:

·

Target further leases for exploration potential and obtain further funding to acquire new development targets.

·

Review all available information and studies.

·

Digitize all available factual information.

·

Determine feasibility and amenability of extracting the minerals.

·

 Create investor communications materials, corporate identity.

·

Raise funding for mineral development.

RESULTS OF OPERATIONS

Working Capital

	January 31,	April 30,
	2013 $	2012 $
Current Assets	30,035	6,970
Current Liabilities	173,262	126,856
Working Capital (Deficit)	(143,227)	(119,886)

Cash Flows

	Nine months ended January 31, 2013 $	Nine months ended January 31, 2012 $
Cash Flows from (used in) Operating Activities	(21,935)	(49,347)
Cash Flows from (used in) Financing Activities	45,000	45,000
Net Increase (decrease) in Cash During Period	23,065	(4,347)

Operating Revenues

From the Company’s inception on April 6, 2011 to January 31, 2013, the Company did not earn any operating revenues.

Operating Expenses and Net Loss

For the three months ended January 31, 2013, the Company incurred operating expenses of $17,185 compared with $14,774 for the three months ended January 31, 2012. The increase in operating expenses was attributed to an increase of $3,661 in general and administrative costs for day-to-day activities, and was offset by a decrease of $1,250 for professional fees as the Company incurred less legal costs compared to prior year due to costs incurred with the SEC registration process in the prior year.

For the nine months ended January 31, 2013, the Company incurred operating expenses of $61,730 compared with $52,392 for the nine months ended January 31, 2012. The increase in operating expenses was attributed to an increase of $750 in professional fees relating to additional accounting and legal expenses incurred for the Company’s issuance of the share subscriptions incurred during the first quarter of the fiscal period, and $8,588 for general and administrative costs relating to an increase in day-to-day operating costs.

During the nine months ended January 31, 2013, the Company incurred a net loss of $68,341 compared with a net loss of $55,703 for the nine months ended January 31, 2012. In addition to operating expenses, the Company incurred $6,611 of interest expense during the nine months ended January 31, 2013 and $3,311 of interest expense for the nine months ended January 31, 2012 for interest accrued on $87,500 of note payable which is unsecured, bears interest at 10% per annum, and is due on demand.

Net loss per share for the three and nine months ended January 31, 2013 and 2012 was $nil.

Liquidity and Capital Resources

As at January 31, 2013, the Company had cash and total assets of $30,035 compared with $6,970 at April 30, 2012. The increase in cash and total assets was attributed to the receipt of $45,000 of share subscriptions during the period, of which a portion of the amounts remained unspent.

As at January 31, 2013, the Company had total liabilities of $173,262 compared with total liabilities of $126,856 at April 30, 2012. The increase in total liabilities was attributed to $31,456 of additional accounts payable and accrued liabilities as the Company incurred operating expenses at a higher rate than cash proceeds to repay the obligations as they were incurred, and $14,950 in amounts owing to related parties for general expenditures and unpaid management fees.

As at January 31, 2013, the Company had a working capital deficit of $143,227 compared with a working capital deficit of $119,886 as at April 30, 2012. The increase in working capital deficit was due to the Company receiving $45,000 in financing and using the proceeds to repay and incur operating costs relating to the Company’s day-to-day activity.

Cash Flow from Operating Activities

During the nine months ended January 31, 2013, the Company incurred $21,935 of cash from operating activities compared with $49,347 during the nine months ended January 31, 2012. The decrease is attributed to the fact that the Company is preserving remaining cash flow to support day-to-day operations given a weak financing market and the continued difficulties of development stage companies to find acceptable terms for financing.

Cash Flow from Investing Activities

For the period from April 6, 2011 (date of inception) to January 31, 2013, the Company did not have any investing activities.

Cash Flow from Financing Activities

During the nine months ended January 31, 2013, the Company received $45,000 in proceeds from share subscriptions compared with $45,000 during the nine months ended January 31, 2012 for proceeds from the issuance of a note payable.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off-Balance Sheet Arrangements

We has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Critical Accounting Policies

The following critical accounting policies will be applicable to the Company moving forward on a consolidated basis. We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements.

Mineral Property Expenditures

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930-805, "Extractive Activities-Mining," when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

To date the Company has not established any proven or probable reserves on its mineral properties.

PROPERTIES

Our executive offices are located at Ground Floor, Liesbeek House, River Park, Gloucester Road, Mowbray, Cape Town 7700 South Africa.

Pinette and Bonnyridge Licenses (the "Company Project" or "Company Property")

Description and Location

The Company Project is located within the Ghanzi and Ngamiland Districts of northwest Botswana. The center of the Company Project is 240 kilometers ( km ) west-south-west of the town of Maun and 90 km north-north-west of the town of Ghanzi. The geographic center of the Company Property is at Latitude 20°56'00" South and Longitude 21°18'00" East, which lies in Southern Zone 34 of the Universal Transverse Mercator ( UTM ) projection using the WGS84 datum (Figure 1).

Figure 1. Company Property Location Map

Land Tenure

The Company Project consists of 12 contiguous prospecting license blocks (PL137/2010 through PL148/2010) PL701/2009 and PL702/2009) (collectively the “Pinette Licenses”) and 3 contiguous prospecting licensing blocks (PL700/2009, PL701/2009 and PL702/2009) (collectively the “Bonnyridge Licenses”). The prospecting license boundaries have not been surveyed. The license status is shown in Table 1. The Company does not own the surface rights to the prospecting licenses and as such the Company must negotiate with the surface right owners for access to their respective properties in order to carry out mineral exploration programs.

Table 1. List of the Company prospecting licenses and relevant information.

Pinette Licenses:

PL Number

Size km2

Date Issued

Date Renewal

PL137/2010

852.1

1 Oct 2010

30 Sept 2013

PL138/2010

455.5

1 Oct 2010

30 Sept 2013

PL139/2010

830

1 Oct 2010

30 Sept 2013

PL140/2010

731.9

1 Oct 2010

30 Sept 2013

PL141/2010

923.2

1 Oct 2010

30 Sept 2013

PL142/2010

696.8

1 Oct 2010

30 Sept 2013

PL143/2010

751.1

1 Oct 2010

30 Sept 2013

PL144/2010

746.6

1 Oct 2010

30 Sept 2013

PL145/2010

654.7

1 Oct 2010

30 Sept 2013

PL146/2010

970.6

1 Oct 2010

30 Sept 2013

PL147/2010

890.8

1 Oct 2010

30 Sept 2013

PL148/2010

1000

1 Oct 2010

30 Sept 2013

Bonnyridge Licenses:

PL700/2009 for 983 kms2 with issue date of Oct 1, 2009 and Date Renewal of Sept 30, 2012. This claim is under renewal processes with the Botswana Department of Geological Survey.

PL701/2009 for 992.2 kms2 with issue date of Oct 1, 2009 and Date Renewal of Sept 30, 2012. This claim is under renewal processes with the Botswana Department of Geological Survey.

PL702/2009 for 990.4 kms2 with issue date of Oct 1, 2009 and Date Renewal of Sept 30, 2012.  This claim is under renewal processes with the Botswana Department of Geological Survey.

Botswana Minerals and Environmental Policy

The minerals industry is administered by the Minister of Minerals, Energy and Water resources ("MMEWR") and is regulated by the Botswana Mines and Minerals Act of 1999 (the "Act"). The Act, which repealed the previous Mining Rights Act of 1976, was revised to reflect the changed policies of mineral development and disposition in the country. It seeks to address the shortcomings of the 1976 Act by streamlining it to encourage investment. Furthermore, ministerial discretion has been discarded in favor of more transparent procedures for obtaining and transferring mining properties; taxes and royalties have been revised, and environmental policies have been included in the legislation for the first time (  Mining Journal, 1999).

The Prospecting License, Mining License, and Mineral Permit rights stipulated in the Act are summarized in Table 2 below. A Prospecting License may be transferred to any other person provided that the Minister is notified within 30 days before the intended transfer, upon which the transferee will assume and be responsible for all rights, liabilities and duties of the transferor under the Prospecting License.

Table 2. Prospecting License Rights

A new type of mineral concession, the retention license (RL), has been recently introduced. The RL allows an investor that has completed an exploration program and confirmed the discovery of a mineral deposit to retain rights over it for renewable periods, should prevailing market conditions make immediate exploitation of the deposit un-economic. According to the Act (1999), a retention license is valid for a maximum period of three years and is renewable only once at any time not later than three months before the expiry date.

Mining Rights in Botswana

The holders of mineral rights must compensate surface owners for the use and any possible damage to their properties as a result of the mining activities. The environmental policies outlined in the new Act are lacking in detail, and it is suggested that the country adopts an all-inclusive explicit and comprehensive environmental protection act that covers all environmental issues as a matter of urgency (Matshediso, 2005); however, the government clearly expects the mining industry to carry out its activities in an environmentally responsible manner and the Act stipulates the following obligations (in summary):

1.     Preserve the natural environment;

2.     Submit a comprehensive Environmental Impact Assessment as part of the Project Feasibility Study Report prior to commencement of mining operations;

3.     Prevent and where not avoidable, promptly treat pollution and contamination of the environment;

4.     Restore the land substantially to the condition in which it was prior to the commencement of operations; and,

5.     Make ongoing financial provision for compliance with the (environmental) obligations.

According to the Mines and Minerals Act (1999), a royalty is payable to the government of 10% for precious stones, 5% for precious metals, and 3% for other minerals. The percentage is based upon the gross sale value receivable at the mine gate.

Accessibility

The Company Property area is situated within the Kalahari Desert, between the towns of Maun to the north and Ghanzi to the south. Maun provides the main entry for tourism to the Okavanga Delta--the largest inland delta in the world which is located some 60km to the north of the Company Property (see Figure 1).

The Company Property is accessed via the paved Trans Kalahari Highway ("TKH " or Botswana A3 highway) that is located within 15 to 40 km to the east of the Company Property and then by a network of unpaved farm roads. Small-engine fixed-wing aircraft access is available on some of the nearby farms. Travel time, by road from Maun to the northern most section of the Company Property is approximately three (3) hours. The Company Property is accessible year round.

Maun is serviced by an international airport with several regularly scheduled flights from Gaborone, the capital of Botswana, Cape Town, South Africa, and Windhoek, Namibia.

The Kuke Veterinary Fence ( Kuke Fence ), erected to prevent the spread of cattle diseases, transects the Company Property and limits access across the Company Property except along the manned control gate on the TKH.

Climate

The climate of the Company Property area is classified as semi-arid and tropical, with highly erratic and unpredictable amounts of rainfall. Most of the rainfall occurs in the summer months from October to April and often falls in high intensity, localized convectional showers. Winters are very dry, usually with very scarce precipitation in July and August. Annual rainfall is typically around 450 millimeters. Floods and droughts are two major environmental problems facing the country.

Temperatures in the Maun - Ghanzi region range from an average low of 16.0 degrees Celsius (°C) in the winter months to an average high of 33.0°C in October. The average temperature is around 22°C.

Unlike other sub-Saharan countries where the rainy season can hamper mineral exploration efforts, mineral exploration can be carried out year round on the Company Property.

Local Resources and Infrastructure

Farms, historic camps and tourism provide a network of roads and the A3 national highway is within 60 km of the Company Property. There is an existing 132 kilovolt transmission line supplying approximately 20 megawatts (MW) to Maun from a sub-station located in Francistown, around 500 km from Maun by road. Botswana Power Corporation has begun construction of the first 150 MW unit, which is expected to be operational in 2012, at the Morupule power plant. Eventually, Botswana Power plans to increase power generation capacity at Morupule to 600 MW. The town of Ghanzi is supplied by an independent power producer, Bemco, from diesel generators.

Maun is equipped with the labor, supplies, and services required for most of the basic mineral exploration needs for the Company Project. Maun has an international airport and is connected to Ghanzi located 270 road km southwest from Maun via the A3, an all-weather tar-surface road. Maun has a population of 43,776 (2001 census) which can support staffing requirements for both mineral exploration and/or mining operations. Ghanzi which has a population of 9,934 (2001 census) is also another town that could provide staffing requirements for both mineral exploration and/or mining operations.

There is currently no railway in the area. The closest railhead to the Company Property is at Gobabis in Namibia, which runs west to the deep water port located at Walvis Bay, Namibia. However, Botswana and Namibia have commenced a feasibility study for the construction of a Trans Kalahari Railway to link the two countries. The project has been scheduled to begin in 2012 or 2013 (Figure 2).

Paved Road
Railway Line
Mine
Copper Smelter
ANGOLA
ZIMBABWE
MOZAMBIQUE
BOTSWANA
NAMIBIA
SOUTH AFRICA
South Atlantic Ocean
Victoria Falls
Harare
Beira
Hana Mining
Sono Resources
Maun
Discovery Metals
Koda Resources
Windhoek
Walvis Bay
Gobabis
Gaborone
Pretoria
Maputo
Johannesburg
Durban
Cape Town
Port Elizabeth
Hana Mining
Discovery Metals
Sono Resources
Copper Smelters
1 Tsumeb
2 Selebi Phikwe
3 Rusternburg
4 Phalaborwa
0km
200km
Mines
a Otjihase (Cu)
b Matchless (Cu)
c Discovery (Cu-Ag)
d Norilsk (Ni-Cu-Co)
e Mowana (Cu)
f Phalaborwa (Cu)
g Rusternburg (Pt)

Figure 2. Infrastructure map for southern Africa and copper smelter locations

Physiography

The Company Property lies at an altitude of approximately 1,000 m ASL in the Kalahari sandveld, a gently undulating sand-covered plain with variations of about 150 m from east to west. The almost uniformly flat landscape has a few low hills towards the south of Ngamiland and Ghanzi District. The Kgwebe, Ngwanalekau and Mabeleapodi Hills in the south and southwest of Ngamiland District, and Tsau Hills to the south of the Kuke Fence in Ghanzi District, provide topographic diversity. The main topographic feature in the area is the Ghanzi Ridge, which strikes northeast-southwest. Its peak is at an elevation of 1,134 m near the town of Ghanzi and reaches 924 m elevation near Maun.

Vegetation varies from the sparse thorn scrub and large open grassy plains of the Kalahari to the medium to dense tree and bush savannah that predominates in the north and east, consisting of grasslands interspersed with trees. The Terminalia tree and bush savannah are predominant within the Company Property area.

Wildlife is abundant and includes eland, hartebeest, springbok, ostrich, lion, giraffe, leopard, antelope, and elephant. Due to the network of veterinary and ranch fences, many of these animals reside inside the CKGR. Numerous species of birds, reptiles, and insects also reside in the area.

History

Prior Property Ownership and Overview of Major Regional Exploration Programs

There is a limited record of previous work conducted on the prospecting license blocks by the most recent prior owners of the Company Property including regional soil-sampling,  surveys and analysis of airborne magnetic survey data, and minor diamond core drilling; therefore, the approach to exploration by Company will rely on information provided by both regional airborne geophysical surveys carried out by the Government of Botswana and by historical and current activities on the adjacent properties as reported by competitor activity.

1960's to 1980

Previous exploration work in the region has been ongoing since the early 1960's. Johannesburg Investments ("JCI") initiated a regional geological mapping program of Western Ngamiland in 1962 but failed to detect any signs of copper mineralization. In 1967, a joint venture ("JV") between Anglovaal with De Beers, US Steel, and Tsumeb Corporation, explored the area and have been credited to the early discovery of copper mineralization found at the Zeta deposit which is currently being developed by Discovery Metals Limited ("DML").

During the late 1960's a separate joint venture group that was managed and operated by US Steel continued alone with mineral exploration programs in the region. Using soil geochemistry, ground geophysics, trenching and drilling, the US Steel JV was successful in identifying additional copper mineralization targets over a wider area than previously identified by the Anglovaal led joint venture. Although, early successes were obtained, exploration was discontinued by the US Steel joint venture group in 1980 due to low copper prices.

1989 to 1996

In 1989, Anglo American Corporation ("AAC") took over the exploration properties released by US Steel. AAC conducted a combined airborne magnetic and electromagnetic survey of the region. This was followed up with soil geochemistry, ground geophysics, and drilling. AAC terminated their exploration program in 1994 due to low copper prices.

In 1996, Delta Gold acquired rights to explore the area, in joint-venture with Kalahari Gold & Copper (Pty) Ltd. and Gencor/BHP Billiton. Much of this work was based on the prior data. Exploration was abandoned in 2000 due to low copper prices.

Property Geology

Lithostratigraphy

The Company Project lithostratigraphy is comprised of basal Kgwebe Formation, overlain by upper Proterozoic Ghanzi group metasediments, Karoo Supergroup, and Kalahari Group surficial sediments. Matchless Amphibolite Series rocks occur to the north (Figure 3).

Figure 3. Property Geology of the Company Property

Kgwebe Formation

The oldest rocks in the area are the Kgwebe Formation, consisting of a bimodal volcanic sequence and derived volcaniclastic sediments. Kgwebe rocks consist of porphyritic rhyolites and subalkaline basalts, with minor pyroclastic flow deposits, peperites, and subaerial basaltic lavas intercalated with localized epiclastic and tuffaceous sediments (Kampunzu et al, 1998). The Kgwebe Formation is depicted as having been emplaced during the initial extensional stages of an intracontinental rift basin. Rifting is thought to have been driven by a thermally-initiated model--the Kalahari Craton being situated above a mantle plume--that supplied high heat flow and mantle convection, driving extension and thinning of the overlying crust. Thermal subsidence and down-sagging of the rift basin along bounding faults has led to the subsequent deposition of fluvial and volcaniclastic sediments over the bimodal volcanic sequence. Previous U-Pb zircon age determinations on the widespread Kgwebe porphyritic rhyolite yielded an age of 1106 ± 2 Ma interpreted as the crystallization age (Schwartz et al. 1996). This age determination imparts a reliable maximum age for the overlying Ghanzi Group sediments that are host to Cu mineralization of the project (Pretorius and Park, 2011) (Figure 4).

FORMATION	DESCRIPTION
MAMUNO (~1500 m)	Reddish sandstone, siltstone and mudstone. Cross bedding & wave ripples. Limestone subordinate.
D'KAR (~1500 m)	Grey-green sandstone, siltstone & mudstone. Parallel lamination: normally graded rhythms. Oolitic limestone subordinate. Cu-sulphide mineralisation at base.
NGWAKO PAN (~3500 m)	Reddish sandstone & mudstone. Red mudstone intraclasts. Pebble and granule conglomerate intercalations towards the top.
	Grey matrix-rich sandstone. Normally graded parallel laminae. Dark mudstone intraclasts.
	Grey sandstone. Graded bedding, bipolar cross bedding, reactivation surfaces. Pebbly layers. Conglomerate & pebbly sandstone.
Unconformity	
KGWEBE	Basalt and rhyolite. U-Pb zircon age: 1,106±2 Ma

Pan–African Damaran Orogeny
550Ma (reset K-Ar, Rb-Sr):
Crustal shortening. Regional folds, faults, and shearing deformation.
Lower Greenschist Facies Metamorphism (300 ± 50 °C). Syn - tectonic granitic intrusion
Hydrothermal Copper Mineralisation.

Ngwako Pan & D'Kar Fm (host)
<1100 to 800 Ma ($\delta^{13}C$ event):
D'Kar Fm carbonates deposited during Bitter Springs $\delta^{13}C$ event. Thermal subsidence, extension, basin sag, deposition of clastics & carbonates (transgressive, shallow marine).
Sedimentary Copper Mineralisation.

Kgwebe Formation (basal unit)
1100 Ma (U-Pb zircon):
Intracontinental rifting, mantle plume drives extension, crustal thinning & bi-modal volcanism (high-K rhyolites & tholeiitic basalts).
Basalts enriched in Cu, Zn, (+Th).

Figure 4. Tectonostratigraphy of the Ghanzi Project, Kgwebe Formation and Ghanzi Group rocks - (Moodie, 2000). Red line indicates location of Cu mineralization

Ghanzi Group

The Kgwebe Formation is unconformably overlain by the Ghanzi Group. The Kuke Formation, a 500 m thick crossbedded sandstone unit with conglomerate, was previously assigned to the Kgwebe Formation (Moodie, 1996a,b, Kampunzu et al., 1998). More recent studies, however, show that the Kuke Formation displays an unconformity with the underlying Kgwebe Formation, above which is a thin basal conglomerate with clasts of the underlying volcanic; therefore, it is now regarded as forming the basal part of the Ghanzi Group (Moodie, 2000). Overlying the Kuke Formation are the Ngwako Pan, D'Kar and Mamuno Formations in ascending order of stratigraphy (Figure 3).

Ngwako Pan Formation

The Ngwako Pan Formation is approximately 2,000 m thick and consists of poorly exposed basal wackes overlain by better-sorted red sandstones interbedded with pebbly layers and granule-rich layers. This formation is interpreted to be a fluvial to ebb-and-flow tidal environment type of deposit. The bulk of these sediments are pervasively oxidized red and maroon units, with minor grey colored reduced units. These units form the footwall of the mineralized horizon (Pretorius and Park, 2011) (Figure 3).

D'Kar Formation (Hanging Wall)

The Ngwako Pan Formation is conformably overlain by the D'Kar Formation, a 1,500 metre thick succession of dominantly finely laminated grey-green siltsones and mudstones with fine-grained interbedded sandstones (Moodie, 2000). The coarser clastic units are generally grey and massive bedded, although, internally both the arenaceous and argillaceous units show good lamination. The D'Kar Formation is also characterized by a dark and light banded rhythmite unit and thin limestone horizons, in part oolitic (Moodie, 2000) (Figure 3).

The D'Kar Formation represents a major regional transgressive sequence. The rocks of this formation are reduced facies and characterized by an abundance of fine-grained pyrite, as well as organic rich shales that may be rich enough in carbon to be classified as black shales. The contact between the Ngwako Pan and D'Kar Formations is a regional-scale reduction-oxidation (redox) front that has chemically localized the precipitation of Cu and Ag, as most of the Cu mineralization is found along this horizon (Pretorius and Park, 2011) (Figure 3).

Mamuno Formation

The D'Kar Formation is conformably overlain by 1500 m of Mamuno Formation. This formation mainly consists of red sandstone and mudstone facies and is characterized by cross-bedding and wave ripples. Minor intraclastic limestone horizons are interbedded with the mudstone facies (Moodie, 2000). The interpreted depositional environment is high energy, near-shore environments deposited over deeper water, shallow shelf sediments of the D'Kar Formation (Jones and Desrochers, 1992) (Figure 3).

The widespread sedimentary sequence of basal coarse sandstones overlain by fine-grained intercalated siltstones, mudstones, and shales with minor carbonates is typical of rift sediments deposited within a continental shelf - marginal marine setting. This depositional model for the project agrees with the accepted regional interpretation of the broader Ghanzi Group throughout Botswana and its westward sedimentary counterparts in Namibia (Pretorius and Park, 2011) (Figure 3).

Matchless Amphibolite Series Belt

The Matchless Amphibolite Belt ("MAB") is a narrow linear zone of deformed and metamorphosed mafic igneous rocks that extend from Namibia to northern Botswana (Breitkopf et al. 1988) (Figure 3). The amphibolites represent tholeiitic basaltic rocks formed in an extensional tectonic setting.

Mineral deposits within the MAB consist of massive and semi-massive pyritic Cu-Zn (-Ag, Au) deposits that are sporadically developed within the Namibian portion of the MAB. Most of the known orebodies along the Namibian portion of the MAB have been deformed to cigar or pencil shape and that the largest of the deposits (Onjihase) contained 16 million tons.

Overburden

The Ghanzi Group is overlain by the Tertiary-age Kalahari Group sands and calcrete. These units range in thickness from two (2) meters in the south end of the licenses to 30 meters in the north.

Metamorphism and Structural Deformation

The rocks of the Ghanzi-Chobe Belt were affected by regional polyphase deformation and low-grade greenschist metamorphism during the late Neoproterozoic to early Palaeozoic Damaran Orogeny, which was the result of continent-continent collision between the Kalahari and Congo Cratons. The metamorphic grade is mainly greenschist facies with the development of chlorite and sericite in mudstones and shales, and chlorite-epidote vein selvages in sandstones and siltstones (Pretorius and Park, 2011). The metamorphic alteration assemblage is summarized as chlorite-epidote-quartz-calcite-muscovite-hematite.

Two main phases of regional scale folding have deformed the Ghanzi Group host rock sequence. The earlier phase of folding (F1) produced cylindrical, close to tight folds about a northeast trending fold axis. Individual F1 folds are remarkably continuous along their NE axial trends, for lengths of up to 100 km. The wavelength of this folding is regionally variable, but is approximately 4 km near Hana Mining's Banana Zone (Pretorius and Park 2011).

A D2 deformation resulted in the formation of a later generation of F2 folds re-folding the existing F1 folds about the fold axes that trend northwest. The F2 folds are much more open in profile (low amplitude), and fold the earlier F1 structures in a series of broad, regional scale warps. The wavelength for F2 folds is estimated to be approximately 20 km (Pretorius and Park 2011). These broadly spaced warps introduced plunge reversals to the axes of F1 folds, and are responsible for giving Hana Mining's Banana one its characteristic doubly plunging shape.

The F1 / F2 fold interference pattern is classified as Type 1, indicating: (i) that both F1 and F2 folds have a similar shape in profile, (ii) that both fold sets are upright (sub-vertical axial planes), and (iii) the axis of F1 folds is at a high angle to the axis of the overprinting F2 folds (Pretorius and Park 2011).

Due to the paucity of information, the structural geology of the Ghanzi-Chobe Belt s poorly understood. As such, based on the structural interpretation of the known deposits within the Botswana section of the Ghanzi-Chobe Belt, it is characterised by open to tight folding and thrusting along a NE-SW axis resultant from collision tectonics between the Kaapvaal and Congo cratons during the Damara orogen. A later orthogonal compression event, from the northeast, superposed open folds aligned along a NW-SE axis.

Mineralization

There is currently no known mineralization or mineralized zones on the Company Property. We plan to conduct exploration activities on the Company Property, which exploration may include the completion of feasibility studies necessary to evaluate whether a commercial mineable mineral exists on the Company Property. However, we cannot provide any assurance that we will discover any mineralized material in sufficient quantities on the Company Property to justify commercial operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the filing date of this current report by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial owner (2)	Percentage of class (3)
Persons owning more than 5% of voting securities
Officers and Directors
Common Stock	Andrew Stone	100,000,000	52.6%
Common Stock	All executive officers and directors as a group	100,000,000	52.6%

1.

The address of our officers and directors is our Company's address, which is Ground Floor, Liesbeek House, River Park, Gloucester Road, Mowbray, Cape Town 7700 South Africa.

2.

Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

In conjunction with the new direction of the Company, on April 19, 2013, Andrew Stone agreed to cancel 620,000,000 restricted common shares in return for a one year term unsecured 10% simple interest promissory note in the amount of $9,300.

3.

Based on 190,000,000 shares of our common stock issued and outstanding as of April 19, 2013.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles, the operation of which may at any subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this current report are as follows:

Name	Age	Position Held
Andrew Stone	30	President, Chief Executive Officer, Interim Chief Financial Officer and Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Andrew Stone. Mr. Stone has been our President, Chief Executive Officer, Interim Chief Financial Officer and a member of our Board of Directors since March 22, 2013.

The biography for Mr. Stone is set forth below:

Andrew Stone

Mr. Stone has been our President, Chief Executive Officer, Interim Chief Financial Officer and a member of our Board of Directors since March 22, 2013.

Mr. Andrew Stone attended and studied at Curtin University of Technology in Perth, Australia in the faculty of Commerce majoring in Banking and Finance. From April 2008 till February 2010, Mr. Stone was the Regional Manager (Africa and Middle East) for EWL Global (Pty) Limited, a company specializing in the procurement of products, contract management and logistical planning for peacekeeping operations in Africa and the Middle East. Since February 2010 Mr. Stone has been the Managing Director of Liquid Wallpaper (a closed corporation) which he founded. Liquid Wallpaper operates licensed agents throughout South Africa who operate their own franchises selling specialized eco-friendly water based paint. Mr. Stone is 30 years old.

Mr. Stone has not served on the board of directors nor held an officer position with any other public company required to file reports with the Securities and Exchange Commission.  There is no family relationship between Mr. Stone and any director or other officer of the Company, nor is there any arrangement between Mr. Stone and any other person(s) pursuant to which he was selected to serve as the Company’s Chief Executive Officer, President and Director. Mr. Stone is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.  There are no family relationships among any of our current or former directors or executive officers.  We currently have no specific compensation arrangements with Mr. Stone.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge and belief, none of our directors or executive officers has been involved in any of the following events during the past ten years that is material to an evaluation of the ability of such person to serve as an executive officer or director of our Company:

1.

a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	(ii)	engaging in any type of business practice; or

	(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) above, or to be associated with persons engaged in any such activity;

5.

such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	any Federal or State securities or commodities law or regulation;

(ii)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the United States Commodity Exchange Act ), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not aware of any material legal proceedings in which any of the following persons is a party adverse to our Company or has a material interest adverse to our Company: (a) any current director, officer, or affiliate of the Company, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company; (b) any person proposed for appointment or election as a director or officer of our Company; or (c) any associate of any such person.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The table below summarizes all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us during our fiscal years ended April 30, 2011 and 2012.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
Mark Simon President & Chief Executive Officer	2011 (1) 2012 (2)	$ $	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil 12,000	$	N/A Nil 12,000

(1)	Mr. Simon was appointed as our President and Chief Executive Officer on April 6, 2011.
(2)	Mr. Simon resigned as our President, Chief Executive Officer and Director on March 22, 2013.

Outstanding Equity Awards

As at April 30, 2012 there were no unexercised options, stock that had not vested or outstanding equity incentive plan awards with respect to any of our officers or directors.

Compensation of Directors

Except as disclosed below, we did not pay our directors any fees or other compensation for acting as directors during our fiscal year ended April 30, 2012. Certain of our current or former directors serve or have served as officers of the Company, and any compensation they received due to their service as an officer is disclosed in the table above and is not included in the table below.

Director Compensation
Name and Principal Position	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Mark Simon	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended April 30, 2012.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 6, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,500,000 shares of its Common Stock, $0.001 par value per share, to Mark Simon as founders’ shares. As a result, Mr. Simon owned 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering.

On May 16, 2011, Mark Simon agreed to act as our sole officer and director and devoted approximately 15-20 hours per week to manage the affairs of the Company until such time as Mr. Simon or one or more of his affiliates collectively control, in the aggregate, less than 10% of the equity interests of the Company, or such earlier time as the Company and Mr. Simon may mutually agree. Additionally, pursuant to the Management Agreement made effective May 1, 2011, Mr. Simon receives a monthly fee of $1,000 per calendar month. Such fee was payable on the first day of each calendar quarter; however, such fee is being accrued and deferred until such time as Mr. Simon believes it to be in the best interest of the Company to pay any such amounts due and owing.

Mr. Simon resigned as our President, Chief Executive Officer and Director on March 22, 2013 and was replaced by Mr. Andrew Stone.  We currently have no specific compensation arrangements with Mr. Stone.

On April 2, 2013, Andrew Stone acquired control of seven hundred twenty million (720,000,000) restricted shares of the Company’s issued and outstanding common stock, representing approximately 90.00% of the Company’s total issued and outstanding common stock, from Mark Simon in exchange for $18,000 per the terms of a Stock Purchase Agreement (the “ Stock Purchase Agreement ”) by and between Mr. Stone and Mr. Simon.

In conjunction with the new direction of the Company, on April 19, 2013, Andrew Stone agreed to cancel 620,000,000 restricted common shares in return for a one year term unsecured 10% simple interest promissory note in the amount of $9,300.

Other than as disclosed herein, there are no arrangements or understandings between Mr. Simon and Mr. Stone and/or their respective associates with respect to the election of directors or other matters.  Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock. There are no arrangements known to the Company, the operation of which may, at a subsequent date, results in a change in control of the Company.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A) any of our director(s) or executive officer(s);

(B) any nominee for election as one of our directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

DIRECTOR INDEPENDENCE

Except as disclosed above (Certain Relationships and Related Transactions) which occurred subsequent to our last fiscal year end, none of the following parties has, in the last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	any of our directors or officers;

2.	any person proposed as a nominee for election as a director;

3.	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

4.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Review, Approval or Ratification or Transaction with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person's immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evident in writing other than as covered in our Code of Conduct, which applies to our Board of Directors.

Director Independence

During the year ended April 30, 2012, we had no independent directors on our Board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or 2% of that other company's consolidated gross revenues.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this quarterly report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. We are not aware of any other legal proceedings pending or that have been threatened against us or our properties.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of our common stock have been quoted on the OTC Bulletin Board since approximately November 23, 2012 under the symbol "NWYT". On April 3, 2013, our board of directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary African Copper Corp., a Nevada corporation, to effect a name change from New York Tutor Company to African Copper Corporation.  African Copper Corporation was formed solely for the change of name.  The name change was submitted for review to the Financial Industry Regulatory Authority (“FINRA”).

The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low prices relating to our common stock for the periods indicated, as provided by the OTC Bulletin Board. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

QUARTER ENDED	HIGH	LOW
(no historical data)	n/a	n/a

Holders

As of April 19, 2013, we had 2 shareholders of record, which does not include shareholders whose shares are held in street or nominee names.

Dividend Policy

No dividends have been declared or paid on our common stock. We have incurred recurring losses and do not currently intend to pay any cash dividends in the foreseeable future.

Securities Authorized For Issuance Under Stock Compensation Plans

We currently do not have any stock compensation plan.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 6, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,500,000 pre-forward split shares of its Common Stock, $0.001 par value per share, to Mark Simon as founders’ shares. As a result, Mr. Simon owned 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering.

On April 6, 2011, the Company issued a 10% Promissory Note, in the principal amount of $17,500 to 888 Investment Ltd. to evidence funds previously loaned by 888 Investment Ltd. to the Company. The $17,500 principal amount underlying the Promissory Note was loaned to the Company on January 19, 2011, is due and payable on demand upon 10 days written notice from 888 Investment Ltd. and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

On October 7, 2011, the Company issued a 10% Promissory Note, in the principal amount of $5,000 to 888 Investment Ltd. to evidence funds previously loaned by 888 Investment Ltd. to the Company. The $5,000 principal amount underlying the Promissory Note was loaned to the Company on July 1, 2011, is due and payable on demand upon 10 days written notice from 888 Investment Ltd. and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

On October 7, 2011, the Company issued a 10% Promissory Note, in the principal amount of $20,000 to 888 Investment Ltd. to evidence funds previously loaned by 888 Investment Ltd. to the Company. The $20,000 principal amount underlying the Promissory Note was loaned to the Company on July 5, 2011, is due and payable on demand upon 10 days written notice from 888 Investment Ltd. and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

The Company did not use any underwriters with respect to the foregoing sales of its Common Stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account  for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

In each case we believe that the issuance was exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to non-U.S. persons through an offshore transaction which was negotiated and consummated outside of the United States.

DESCRIPTION OF REGISTRANT'S SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws all as in effect as of the date of this current report on Form 8-K. This description is only a summary. You should also refer to our articles of incorporation, articles of amendment and bylaws which have been incorporated by reference or filed with the SEC as exhibits to this current report on Form 8-K.

General

Our authorized capital stock consists of 950,000,000 shares of common stock at a par value of $0.001 per share, of which there are currently 190,000,000 shares of common stock are issued and outstanding, and 50,000,000 shares of preferred stock at a par value of $0.001 per share, of which there are currently 0 shares of preferred stock are issued and outstanding as of the date of this current report.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. There are no cumulative voting rights. Except as otherwise required by law, the holders of our common stock will possess all voting power. A majority of the outstanding shares of our corporation entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat. In addition, generally, any action required to be taken at a meeting of our stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by a majority of our stockholders entitled to vote with respect to the subject matter thereof.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. There is no provision in our charter or bylaws that would delay, defer or prevent a change in control. Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company at the time have been satisfied.

Preferred Stock

The Company’s charter authorizes the issuance of 50,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Outstanding Options, Warrants and Convertible Securities

None

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)     is not liable pursuant to Nevada Revised Statute 78.138, or

(b)     acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)     is not liable pursuant to Nevada Revised Statute 78.138; or

(b)     acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)     the creation of a trust fund;

(b)     the establishment of a program of self-insurance;

(c)     the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)     the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)     by the stockholders;

(b)     by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)     if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)     if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Sadler, Gibb & Associates, L.L.C. are our principal independent registered public accountants. During the Company's two most recent fiscal years, there were no disagreements with our auditors which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of our auditors would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

The following financial statements are included in this Form 8-K.

·

Financial Statements of New York Tutor Company for the Periods Ended April 30, 2012 and 2011 (Audited).  Refer to Exhibit 99.1 herein.

·

Condensed Financial Statements of New York Tutor Company for the Quarters  Ended January 31, 2013 and 2012 (Unaudited). Refer to Exhibit 99.2 herein

(b)     Pro-forma Financial Information

Not applicable.

(c)     Shell Company Transactions

The information set forth in this current report on Form 8-K and the financial information attached hereto are responsive to this item and are incorporated by reference herein.

(d)     Exhibits

Exhibit	Description
10.1	Mineral Claims Purchase Agreement between the Company and Guerrero Exploration, Inc., dated April 4, 2013.
99.1	Financial Statements of New York Tutor Company for the Periods Ended April 30, 2012 and 2011 (Audited).
99.2	Condensed Financial Statements of New York Tutor Company for the Quarters Ended January 31, 2013 and 2012 (Unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFRICAN COPPER CORPORATION formerly NEW YORK TUTOR COMPANY
Date: July 19, 2013	/s/ Andrew Stone Name: Andrew Stone Title: President and Chief Executive Officer